UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ENERPLUS RESOURCES FUND

(Exact name of registrant as specified in its charter)

(To be reorganized as Enerplus Corporation)

Alberta, Canada

(State of incorporation or organization)

Not Applicable

(I.R.S. Employer Identification Number)

The Dome Tower

Suite 3000, 333 — 7th Avenue S.W.

Calgary, Alberta

Canada T2P 2Z1

 (Address, including zip code, of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: Not Applicable

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, no par value	New York Stock Exchange Toronto Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                    Description of Registrant’s Securities to be Registered.

Pursuant to the reorganization of Enerplus Resources Fund from an income trust into a corporation, current holders of trust units of Enerplus Resources Fund will become holders of common shares of Enerplus Corporation, an Alberta corporation, on the basis of one share for each trust unit held.

The description of the common shares of Enerplus Corporation is contained in Appendix D to Enerplus Resources Fund’s Information Circular and Proxy Statement which is attached as Exhibit 99.2 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on October 28, 2010, and such description is incorporated herein by reference.

Item 2.                    Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange or the Toronto Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Enerplus Resources Fund

		By:	EnerMark Inc.

Date:	December 22, 2010	By:	/s/ David A. McCoy
David A. McCoy
Vice President, General Counsel & Corporate Secretary